1 Q1 2022 Shareholder Report Shareholder Report Q1 2022 Exhibit 99.1

03 Q1 2022 Key Financial Results 03 Q1 2022 Financial Highlights 04 CEO’s Letter 07 References 08 CFO Commentary 08 Orders and Record Backlog in Q1 2022 09 Q1 2022 Revenue of $77 Million 10 Geographic Mix Continues to Diversify 11 Gross Margin Ahead of Guidance 11 Navigating the Supply Chain 11 Operating Expenses 12 Operating Income and EPS 12 Balance Sheet Highlights 13 Q2 and 2022 Outlook 14 Horizons11 Investor Day: May 12, 2022 14 Conference Call 14 Investor Inquiries 15 About DZS 15 Forward-Looking Statements 15 Use of Non-GAAP Financial Information Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss) Unaudited Condensed Consolidated Balance Sheets Unaudited Reconciliation of GAAP to Non-GAAP Results Unaudited Reconciliation of GAAP to Non-GAAP Guidance Table of Contents 2 Q1 2022 Shareholder Report

Q1 2022 Key Financial Results Q1 2022 Financial Highlights Three Months Ended March 31, 2022 ($ in millions, except per share amounts) 3 Q1 2022 Shareholder Report GAAP amount Adjusted (Non-GAAP) amount(1) Q1 2022 Guidance(2) Net revenue $77 $77 $75 - $90 Gross margin % 34.8% 35.2% 33.0% - 34.0% Operating expense $30 $27 $28 - $29 Net income (loss) $(3) $0 Adjusted EBITDA $(1) $(4) - $2 Diluted Net income (loss) per share $(0.11) $0.01 Quarterly data may not sum to full year data due to rounding. Adjusted Gross margin, Operating expense, Net income, and Adjusted EBITDA represent a non-GAAP financial measure; see reconciliation to the comparable GAAP measure in the financial tables attached to this shareholder letter. Guidance related to Gross margin %, Operating expense, and Adjusted EBITDA represent non-GAAP financial measures. Orders of $101 million compared to $117 million in Q1 2021 Revenue of $77 million compared to $81 million in Q1 2021 Book-to-bill in the first quarter was 1.3x Adjusted gross margin of 35.2% compared to 35.0% in Q1 2021 Adjusted operating expenses of $27 million compared to $26 million in Q1 2021 Adjusted EBITDA was a loss of $1 million Non-GAAP EPS was $0.01

Q1 2022 Shareholder Report 4 DZS shareholders, Over the past 18 months, management has been executing our vision and strategy to evolve and differentiate our Broadband Connectivity, Connected Home & Business and Mobile & Optical Edge portfolio with cloud-native orchestration, automation, service assurance and WiFi performance optimization software solutions. Our shift to platform-based hardware, software and services solutions, underpinned by a unified software-defined operating system, will unlock software-driven automation and broadband service agility for our service provider customers while resulting in dramatic operational flexibility and cost savings, increased subscriber loyalty, faster time-to-market and increased average revenue per user (ARPU). Charlie Vogt President & CEO Acquisition of Consumer Experience and Service Assurance Software Solutions Amplifying our differentiated software vision and strategy, DZS is pleased to announce that we have signed a definitive agreement to acquire the software solutions, people and customer agreements from ASSIA, a leading innovator in consumer experience and service assurance software solutions. Two of the primary software solutions included in the transaction, CloudCheck® and Expresse®, have established a wide footprint and deep integration with approximately 50 service providers globally, including many tier 1 operators in North America, Europe, and Asia. CloudCheck and Expresse will be valuable complements to the DZS Xperience™ software suite as well as to the DZS Xtreme™ software suite, our new brand for our service creation and network orchestration solutions, and will elevate the utility of the DZS Cloud™ software platform Letter from the CEO to new heights. Already an award- winning platform, the expanded capabilities of DZS Cloud will now include cloud-based managed WiFi network intelligence, automation, optimization, and service assurance and performance. Upon closing of the acquisition, CloudCheck and Expresse will be integrated into DZS Xperience within the broader DZS Cloud platform. The expansion of the DZS Xperience software suite with CloudCheck and Expresse, combined with our existing service orchestration and network automation offerings that are the basis of our new DZS Xtreme software suite, distinguish DZS Cloud as one of the most comprehensive service and experience management software platforms in the industry, with a powerful value proposition for multi- vendor network environments. The business impact of the acquisition will be equally transformational. We anticipate the addition of new solutions to significantly increase our recurring software revenue, accelerating our previously stated target margin expansion timeline. Expected to close during Q2 2022, the all-cash transaction will be accretive to our gross margin, EBITDA margin, and EPS. The acquisition will also on-board a world-class team of highly skilled software engineers, architects and sales leaders, augmenting the DZS customer footprint with an array of marquee service providers around the world with long-term recurring software agreements. Notable customers include Bouygues Telecom, Deutsche Telekom AG, Liberty Latin America, Lumen, TalkTalk Group, Telefonica, TELUS and approximately 60 other notable service providers around the world. The newly acquired customer portfolio represents over 125 million broadband and WiFi connections under contract. CloudCheck and Expresse today support a wide array of connected home and business WiFi gateways, further enhancing the potential DZS managed ecosystem within our existing and prospective customers. Current Business Conditions DZS is well-positioned to take advantage of a decade-long infrastructure upgrade cycle to multi- gigabit services currently evolving in our industry. Over the past 15 months, we experienced significant growth in new orders and backlog creation, validating demand for DZS’ next generation Broadband Connectivity, Connected Home & Business and Mobile & Optical Edge transport solutions. In 2021, DZS experienced 62% year-over-year order growth to $504 million, and 16% year-over- year revenue growth to $350 million. Throughout this growth period, we have successfully executed numerous strategic initiatives designed to expand our geographic footprint in North America and Europe while maintaining our footprint across Asia, and entered Q1 2022 with a then-record $225 million of backlog. Despite global geopolitical uncertainty stemming from the conflict in Eastern Europe and inflationary pressures, demand for DZS Broadband Connectivity and Mobile & Optical Edge solutions remained robust during the first quarter as we delivered another strong quarter of orders at $101 million. Revenue of $77 million for Q1 of 2022 incurred supply chain disruptions due to unforeseen manufacturing and shipping port shutdowns throughout China resulting from city-wide lockdowns that interrupted development, manufacturing and logistical transport. Especially relevant in the current supply chain environment, a single semiconductor chip or subsystem component shortage can be the source of an incomplete Broadband Connectivity, Mobile xHaul or Connected Home deployable system, resulting in shipment delays. Based on customer shipment request dates and the elimination of supply chain constraints, DZS would have shipped well over half of our existing backlog to date. Although supply chain challenges impacted revenue conversion results during the first quarter 2022, DZS continues to improve its strategic position with service providers, technology partners and channel partners around the world adding 16 new customers during the first quarter. “Over the course of the last decade, Lumen has developed a deep appreciation of the power of CloudCheck and Expresse in helping us to deliver an optimal customer experience. The combination of these solutions provides us with end-to-end network visibility and management from the central office to the WiFi connected subscriber. Lumen leverages the diagnostics and optimization for WiFi and Next Best Action recommendations for providing better service and support to subscribers and internal proactive maintenance policies, resulting in less dispatches and more satisfied customers.” — Brian Bond, VP of Architecture, Engineering and Technology 5 Q1 2022 Shareholder Report

Broadband Connectivity, both wireline and wireless, is becoming an essential “utility-like” service to consumers and businesses around the world. Our strategic initiative to invest in differentiated software revenue advanced during the quarter. We are pleased to announce that we have secured an additional marquee DZS Cloud customer, a national operator in the Middle East. This win validates service provider alignment with our vision and strategy to complement fiber-broadband connectivity and connected home & business solutions with network and subscriber management software solutions. DZS Cloud has broad applicability across our customer base and has the potential to accelerate the adoption of our software solutions and incrementally improve our recurring revenue and gross margins. Demand for multi-gigabit Broadband Connectivity infrastructure, Mobile & Optical Edge solutions and complementary Cloud Software continue to experience strong growth. DZS multi-gigabit broadband solutions are enabling service providers to bolster symmetrical Internet access connectivity by up to 10-fold across their same fiber infrastructure. Additionally, more than $100 billion of government sponsored broadband stimulus funding will be an incremental catalyst for investment for the next 5+ years. Open RAN and 5G deployments are accelerating globally. We anticipate new Open RAN opportunities to emerge during the second half of 2022 and into 2023 as our Rakuten Symphony partnership and our Charlie Vogt President & CEO involvement with new prospective Chinese vendor cap-and-replacement opportunities progress. Concurrently, our growth opportunity across our fiber-based Broadband Connectivity portfolio continues to be fueled by the expansion of remote workers and broadband stimulus funding. As of March 31, 2022 our backlog increased 8% sequentially to $243 million, reflecting ongoing demand for our next generation access networking solutions. Combining backlog delivery timelines with first quarter results, we maintain our 2022 revenue guidance of $380–$410 million as originally outlined in our Q4 2021 Shareholder Report in February. We look forward to sharing more insights regarding our expanded vision, strategy, innovation and updated three-year outlook, including the acquisition of Assia’s CloudCheck and Expresse software solutions at our Horizons22 Investor Day on May 12th which will be hosted live at our corporate headquarters in Dallas. Sincerely, “Delivering the best possible subscriber broadband experience is important to TELUS. We are excited about the addition of ASSIA’s CloudCheck and Expresse solutions to the DZS Cloud platform. ASSIA’s solutions have been essential in helping us to manage WiFi performance and end-to- end broadband service assurance. As operators continue down their “softwarization” journey, the integration of performance tools holistically is critical. We believe CloudCheck and Expresse integrated into the DZS Cloud platform will help us to increase our service agility and responsiveness.” —Ibrahim Gedeon, Chief Technical Officer 6 Q1 2022 Shareholder Report

Voice of the Customer 4-County Electric Power Association “This groundbreaking FASTnet Fiber project is more than just bridging the digital divide — It is obliterating it by bringing multi-gigabit capable hyper- broadband services via GPON and XGS-PON access technologies to areas with extremely limited broadband access…We are thrilled with the progress that we’ve made already and believe in the transformational power that unleashing hyper-fast broadband will have in our member communities in East Central Mississippi” — Brian Clark, CEO & GM 4-County Electric Power Association is a member-owned electric power distributor, supplying power from the Tennessee Valley Authority across all or parts of nine counties in East Central Mississippi. Voice of the Industry DZS Wins Asian Business Review’s Asian Telecom Award 2022 — “Infrastructure of the Year” “Our Open RAN-based, virtualized architecture has allowed us to rapidly and efficiently build out our network and offer a high-quality, low- cost mobile service to our subscribers…We are grateful for reliable and innovative partners like DZS who remain committed to open standards and interoperability and to helping service providers become agile experience providers.” — Sharad Sriwastawa, CTO of Rakuten Mobile The Asian Business Review’s Asian Telecom Awards 2022 has recognized the company for its work with Rakuten Mobile, which has deployed and scaled the industry’s first fully virtualized, cloud-native Open RAN (O-RAN) mobile network to millions of subscribers in Japan. The “Infrastructure of the Year” award highlights the role of the DZS Chronos Mobile & Optical Edge solutions in helping the mobile operator manage its 4G and 5G traffic. Voice of the Partner Quanta Cloud Technology “We are excited for the opportunity to share with the industry the progress QCT and DZS have made over the last six months…This demonstration is part of a larger partnership between DZS and QCT that leverages QCT’s server and NFV infrastructure integration capabilities and DZS mobile transport, edge, and converged network expertise to address carrier and operator business opportunities in 5G, edge cloud and network virtualization.” — Mike Yang, President of QCT Quanta Cloud Technology (QCT), a subsidiary of Quanta Computer, Inc., a Fortune Global 500 corporation, is a global data center solution provider that combines the efficiency of hyperscale hardware with infrastructure software from a diversity of industry leaders to solve next-generation data center design and operational challenges. Q1 2022 Shareholder Report 7

CFO Commentary Despite continued strong market trends driving record backlog levels of $243 million, revenue for the first quarter of 2022 was $77 million, impacted by Covid-related lockdowns that slowed production and shipments throughout the quarter and by foreign currency exchange rates. Reflecting our success in capturing market share in North America throughout 2021 and into 2022, we continue to experience a more diverse geographic revenue mix as Q1 revenue from the Americas region represented 30% of total revenue. Our adjusted gross margins of 35% surpassed our 33–34% guidance range driving slightly positive adjusted net income for the quarter. Orders and Record Backlog in Q1 2022 Orders during the first quarter of 2022 were $101 million, compared with $117 million in the first quarter of 2021. Orders across our geographic mix remained similar to the first quarter of 2021, though our orders within Asia were more diverse within the region. We continue to strategically diversify our customer base demonstrated by a higher percentage of orders coming from outside of our historical top ten customers. We are also pleased to announce that we added another marquee DZS Cloud customer and received orders from them in the first quarter of 2022 validating our network optimization and service life cycle management software strategy. Backlog at the end of March reached a record $243 million, an increase of 8% sequentially and 129% year-over-year. Backlog at the end of March reached a record $243 million, an increase of 8% sequentially and 129% year-over-year. Q1 2022 Shareholder Report 8 Orders Backlog

Q1 2022 Revenue of $77 Million Revenue for the first quarter of 2022 decreased 5% year-over-year from $81 million to $77 million with two customers that each represented 10% or greater of total revenue. The spread of the Covid-19 Omicron variant late in 2021 and into early 2022 further disrupted the supply chain while temporary lockdowns in China during March shut down shipping ports within China and impacted production from our Original Development Manufacturer (ODM) partners, negatively impacting our ability to ship product. Our ODM partners resumed production in late March 2022, however the threat of further lockdowns remain. Additionally, foreign currency exchange rates were also a headwind to revenue in the first quarter of 2022. Revenue by Product Technology First quarter revenue for Broadband Connectivity products decreased 14% sequentially, but increased 7% year-over- year to $62 million. The year-over-year revenue increase reflects improving customer diversity, particularly as we have captured share in North America over the past year. The majority of our delayed shipments and manufacturing production impacted our Broadband Connectivity products. First quarter 2022 revenue for Mobile Transport products decreased 43% sequentially and 36% year-over-year to $15 million due to supply chain constrains and project deployment timing with several of our marquee customers in the Asia region. Quarterly Revenues ($ in millions) Annual Revenues ($ in millions) The year-over-year revenue increase reflects improving customer diversity, particularly as we have captured share in North America over the past year. 81 83 88 98 77 $90 $80 $70 $60 $50 $40 $30 $20 $10 $0 $100 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 $282 $307 $301 $350 $0 $50 $100 $150 $200 $250 $300 $350 $400 2018 2019 2020 2021 $0 $20 $40 $60 $80 $100 $120 Q1'21 Q2'21 Q1'22 Mobile Transport Q3'21 Q4'21 Broadband Connectivity Q1 2022 Shareholder Report 9 72% 28% 76% 24% 73% 27% 74% 26% 81% 19% Revenue by Product Technology ($ in millions) * Mobile Transport consists of products deployed in Mobile xHaul applications. Broadband Connectivity includes Broadband Connectivity, Connected Home & Software solutions for fiber-based networks.

Geographic Mix Continues to Diversify


Revenue Mix by Geographic Region
($ in millions)
$120
$100
$80
$60
$40
$20
$0
22%
25%
53%
Q1'21
20%
32%
48%
Q2'21
23%
31%
46%
Q3'21
14%
29%
57%
Q4'21
24%
30%
46%
Q1'22
EMEA
Americas
Asia

> *Compared with the first quarter of 2021, our first quarter 2022 geographic mix shifted towards the Americas region, which represented 30% of total revenue.*

Compared with the first quarter of 2021, our first quarter 2022 geographic mix shifted towards the Americas region, which represented 30% of total revenue. While we have been strategically expanding in North America over the past year, we continue to leverage our strength in the Asia market, particularly with tier 1 customers in South Korea and Japan. We anticipate North America will continue to increase as a percentage of total revenue supported by the 53 new customers captured during 2021.

- **Revenue from the Americas region** during the first quarter of 2022 decreased 17% sequentially, but increased 15% year-over-year to $23 million. We have diversified our customer base in the Americas region over the past twelve-months, adding a significant number of tier 3 customers while our relationships with and interest level from tier 1 and tier 2 customers continues to expand.
- **Revenue from the EMEA region** during the first quarter of 2022 increased 28% sequentially and 3% year-over-year to $19 million. Revenue within the EMEA region shifted towards Europe where we captured new customers, while customers in the Middle East continue to digest purchased inventory following strong deployments throughout 2021.
- **Revenue from the Asia region** during the first quarter of 2022 decreased 37% sequentially and 18% year-over-year to $35 million due to lower spending by our marquee Mobile Transport customers. We have been diversifying our business within the Asia region outside of Korea and Japan, including our collaboration with Rakuten Symphony expanding our Open RAN opportunities.

Q1 2022 Shareholder Report 10

11 Q1 2022 Shareholder Report Gross Margin Ahead of Guidance Adjusted gross margin in the first quarter of 2022 was 35.2% compared with 35.0% in the first quarter of 2021. As 2021 progressed, we experienced an increase in costs associated with supply chain pricing, freight and logistics, and expedite fees. Additionally, changes in foreign currency exchange rate have been a headwind to our adjusted gross margin. These headwinds continued during the first quarter, impacting our adjusted gross margin by approximately 240 basis points. Offsetting these items, we incurred fewer expedite charges and recognized a more favorable geographic revenue mix compared with the fourth quarter of 2021. Over the past 12 months, we have strategically invested in margin expansion initiatives that we anticipate will benefit our margin profile over the long-term. These initiatives include: Product Rationalization—streamlined, simplified and strategically aligned global product portfolio through a platform development approach for our Software and Systems solutions. New Product Introductions— we introduced 29 new products throughout 2021 that were designed to be ready for global markets, which not only synergized and simplified our next generation product portfolio, but also improved product margin and access to a broader addressable market than previous products. Manufacturing Consolidation— consolidated our Germany manufacturing to our United States manufacturing facility. Geographic Diversification— captured share in the higher margin North America and European regions as demonstrated by the Americas region increasing as a percentage of our geographic mix. Software Expansion— expanded our higher-margin DZS Cloud software platform through the acquisition of RIFT and anticipated acquisition of Assia’s CloudCheck and Expresse. We have completed the majority of our commercial pricing initiatives with our customers designed to offset the increased semiconductor, component, logistics and expedite costs incurred over the past 9-12 months. We anticipate these initiatives will keep DZS on track to deliver our revenue growth and margin expansion objectives, including our target 40% adjusted gross margin exiting 2023. Navigating the Supply Chain Supply chain pricing, freight and logistics costs, availability and extended lead- time headwinds remained throughout the first quarter of 2022 as anticipated. Certain supply chain partners that are located in China were closed at various points throughout the first quarter of 2022 as a result of both the Covid-19 Omicron variant surge earlier in the quarter and the more recent China lockdowns that occurred throughout March. These lockdowns impacted our ODM manufacturing partners throughout China in addition to shipping ports in Shanghai, Shenzhen, and Hong Kong. We remain cautious about continued supply chain headwinds that challenge the industry and anticipate a constrained supply chain environment to persist throughout 2022. Adjusted Operating Expenses Adjusted operating expense was $27 million in the quarter compared with $30 million in the fourth quarter of 2021 and $26 million in the first quarter of 2021. The year-over- year increase was the result of our 2021 acquisitions of Optelian and RIFT along with strategic hiring decisions across sales, product, and research & development to accelerate growth and capture market share, offset by savings from restructuring actions that were completed during 2021. The sequential decline was the result of lower sales commissions and a one-time software license fee that occurred during the December quarter. Adjusted EBITDA and EPS First quarter of 2022 adjusted EBITDA was a loss of $1 million compared with an adjusted EBITDA of $2 million in the fourth quarter of 2021 and $4 million in the first quarter of 2021. Non-GAAP EPS during the first quarter of 2022 was $0.01 compared with non-GAAP EPS of $0.05 in the fourth quarter of 2021 and $0.10 in the first quarter of 2021.

Balance Sheet Highlights

($ in millions)	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022
Cash, cash equivalents and restricted cash	$ 64	$ 61	$ 52	$ 53	$ 41
Debt	$ 2	$ -	$ -	$ -	$ -
DSO	98	94	90	81	98
Inventory	$ 41	$ 51	$ 58	$ 57	$ 66
Inventory Turns	5.1x	4.7x	4.0x	4.5x	3.2x

Cash (including cash equivalents and restricted cash) at March 31, 2022, was $41 million compared with $53 million at December 31, 2021, and $64 million at March 31, 2021. Throughout 2021 and continuing into the first quarter of 2022, we continue to invest in new product introductions, our sales strategy and the necessary business initiatives including inventory alignment with our $243 million of backlog as of March 31, 2022. These investments are strategically designed to capture market share and better position DZS for the industry's anticipated decade-long investment cycle.


DSOs
120
100
80
60
40
20
-
98
94
90
81
98
Q1'21
Q2'21
Q3'21
Q4'21
Q1'22


Inventory Turns
6.0x
5.0x
4.0x
3.0x
2.0x
1.0x
-
5.1x
4.7x
4.0x
4.5x
3.2x
Q1'21
Q2'21
Q3'21
Q4'21
Q1'22


Cash Conversion Cycle (Days)
120
100
80
60
40
20
0
82
75
70
73
96
Q1'21
Q2'21
Q3'21
Q4'21
Q1'22

Over the past several quarters, limited component availability has necessitated inventory and raw materials purchases to align with our strong backlog and customer forecasts in a rising cost environment. These factors continued during the first quarter of 2022 as we further built component inventory to plan for increased product shipments as 2022 progresses and as we drive towards stronger revenues throughout the year. As a result, annualized inventory turns were 3.2x during the first quarter of 2022, compared with 5.1x during the year ago quarter. Accounts receivable Days Sales Outstanding (DSOs) were 98 days at March 31, 2022, similar to the 98 days in the year ago quarter. Shipments were heavily weighted towards the last month of the first quarter 2022 due to the Covid-19 Omicron impact on the industry early in 2022. During the first quarter of 2022, our Cash Conversion Cycle slowed to 96 days due to slower inventory turns as shipments were heavily weighted towards the third month of the quarter.

As a reminder, on February 9, 2022, we entered into a strategic global banking relationship with J.P. Morgan that includes a $30 million credit facility for additional working capital flexibility.

In February 2022 and with our existing S-3 shelf registration expiring in April 2022, DZS filed a new three-year shelf registration statement for continued financial flexibility. However, at the request of the SEC, we will refile the new three-year shelf registration statement now that our Form 10-K and proxy statement have been filed. This update is intended to eliminate any investor or shareholder confusion.

Q1 2022 Shareholder Report 12

Q2 and 2022 Outlook

The broadband industry remains in the best demand environment in its history as communications service providers invest in last mile access and improve the consumer and business broadband experience. Our industry is entered into a dual super cycle fueled by a surge in network usage and internet traffic derived from emerging applications and services such as telecommuting, remote learning, remote healthcare & monitoring, UHD streaming video, connected home devices, the new metaverse, augmented & virtual reality and E-Sports.

We are capitalizing on this market opportunity as demonstrated by our transformational 2021 initiatives that have strengthened our foundation. DZS is well-positioned with market leading Broadband Connectivity, Connected Home & Business, Mobile & Optical Edge and Cloud Software solutions.

We strive to balance growth with financial discipline that specifically focuses on improving product margins, increasing Software-as-a-Service and service revenue, and managing expenses to drive profitability.

We began 2022 with a strong foundation that we believe will enable us to capture market share spanning our four growth pillars: the next generation multi-gigabit broadband upgrade cycle partially fueled by $100 billion of global government stimulus; 5G and Open RAN adoption; North American and EMEA share capture; and Chinese vendor cap-and-replacement. We believe that the 10 Gigabit last mile access and 5G upgrade cycle that began in 2020 will evolve to 100 Gigabit last mile access, 6G and Open RAN in the years to come, and expect that this cycle will last a decade or more.

We are providing second quarter 2022 guidance and reiterating full-year 2022 guidance as outlined in the table below, which reflects our outlook as of May 2, 2022 and assumes, among other factors, stability with respect to the global COVID-19 pandemic and related lockdown measures. With $243 million in backlog, the majority of which could ship as soon as we are able to capture the appropriate raw materials, demand remains robust. As the temporary China lockdowns are being lifted, our manufacturing partners have resumed shipments providing confidence in our outlook. For the second quarter of 2022, we anticipate an improved ability to secure semiconductor chips and components driving sequential revenue growth to a range of $85–$100 million. We are reiterating full-year revenue guidance in a range of $380–410 million with a continued focus on diversifying our customers, geographic mix and expanding margins.

	Q2 2022	Full Year 2022
	($ in millions)	
Net revenue	$85 – $100	$380 – $410
Adjusted Gross margin %(1)	33% – 35%	34% – 36%
Adjusted Operating expenses(1)	$29 – $30	$112 – $117
Adjusted EBITDA(1)	($1) – $5	$17 – $31

(1) Item represents a non-GAAP financial measure; see discussion below, as well as a reconciliation to the comparable GAAP measure in the financial tables attached to this shareholder letter.

13 Q1 2022 Shareholder Report

Horizons22 Investor Day: May 12, 2022 DZS will host our second annual Horizons22 Investor Day at our headquarters in Dallas, Texas on Thursday, May 12th at 8:30 a.m. (CT). Event Agenda Upcoming Investor Conferences: May 25th — B Riley Securities 22nd Annual Investor Conference June 1st — Cowen 50th Annual Technology, Media & Telecom Conference June 1st — Craig-Hallum 19th Annual Institutional Investor Conference June 7th — Stifel 2022 Cross Sector Insight Conference In closing, we thank the employees of DZS and our customers who place their trust in us every day, and our shareholders for their continued confidence in and commitment to DZS. Our leadership team is committed to delivering the best financial performance possible, balancing short-term and long-term strategic decisions with the goal of creating and sustainably growing shareholder value. Sincerely, 8:00 AM Coffee & Continental Breakfast 8:30 AM Welcome & CEO Vision 9:00 AM Defining the Converged Edge, Broadband, and Software Evolution 9:15 AM Creating an Entirely New Optical Edge Category 9:30 AM Catalyst for 5G Transformation 10:00 AM Broadband, AI, and the Road to 100G 10:30 AM Enabling Tomorrow’s Experience Provider 11:00 AM $30B Market Opportunity and Approach 11:30 AM 2022 Financial Outlook 11:45 AM Q&A 12:00 PM Experience the Future — Lab Tour & Lunch Charlie Vogt President & CEO Misty Kawecki CFO Conference Call DZS will host a conference call to discuss its first quarter financial results on Tuesday, May 3, 2022, at 10:00 a.m. (ET). Conference call details: Date: Tuesday, May 3, 2022 Time: 10:00 a.m. Eastern time zone U.S. dial-in number: 844-200-6205 International number: +1 929-526-1599 Conference ID: 728648 Webcast link: https://events.q4inc.com/attendee/241496473 Investor Inquiries Ted Moreau Vice President, Investor Relations ir@dzsi.com 14 Q1 2022 Shareholder Report

Q1 2022 Shareholder Report About DZS DZS Inc. (NASDAQ: DZSI) is a global leader in broadband connectivity and communications software platforms. DZS, the DZS logo, and all DZS product names are trademarks of DZS Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or product names are all subject to change. Forward-Looking Statements Statements made in this stockholder letter and the earnings call contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Private Securities Litigation Reform Act of 1995. These statements reflect the beliefs and assumptions of the company’s management as of the date hereof. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. In addition, statements that refer to projections of earnings, revenue, operating expenses, gross profit, costs or other financial items (including non-GAAP measures) in future periods are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. The company’s actual results could differ materially and adversely from those expressed in or contemplated by the forward-looking statements. In addition to the factors discussed in this stockholder letter, factors that could cause actual results to differ include, but are not limited to, those risk factors contained in the company’s SEC filings available at www.sec.gov, including without limitation, the company’s annual report on Form 10-K, quarterly reports on Form 10-Q and subsequent filings. In addition, additional or unforeseen affects from the COVID-19 pandemic and global economic climate may give rise to, or amplify, many of these risks. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update or revise any forward-looking statements for any reason. Use of Non-GAAP Financial Information To supplement DZS’s consolidated financial statements presented in accordance with GAAP, DZS reports Adjusted Cost of Revenue, Adjusted Gross Margin, Adjusted Operating Expenses, Adjusted Operating Income (Loss), Adjusted (Non-GAAP) Net Income attributable to DZS (including on a per share basis), EBITDA, and Adjusted EBITDA, which are non-GAAP measures DZS believes are appropriate to provide meaningful comparison with, and to enhance an overall understanding of DZS’s past financial performance and prospects for the future. DZS believes these non-GAAP financial measures provide useful information to both management and investors by excluding specific expenses and gains that DZS believes are not indicative of core operating results. Further, each of these are non-GAAP measures of operating performance used by management, as well as industry analysts, to evaluate operations and operating performance and is widely used in the telecommunications and manufacturing industries. Other companies in the telecommunications and manufacturing industries may calculate these metrics differently than DZS does. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. DZS defines Adjusted Cost of Revenue as GAAP Cost of Revenue less (i) depreciation and amortization, (ii) stock-based compensation, and (iii) the impact of material transactions or events that we believe are not indicative of our core product cost and may or may not be recurring in nature. We believe Adjusted Cost of Revenue provides the investor more accurate information regarding the actual cost of our products and services, excluding the impact of costs of revenue that are not routine components of our core product cost, for better comparability of our costs of revenue between periods and to other companies. DZS defines Adjusted Gross Margin as GAAP Gross Margin less (i) depreciation and amortization, (ii) stock-based compensation, and (iii) the impact of material transactions or events that we believe are not indicative of our core operating performance and may or may not be recurring in nature. We believe Adjusted Gross Margin provides the investor more accurate information regarding our core profit margin on sales, excluding the impact of cost of revenue that are not routine components of our core product cost, for better comparability of gross margin between periods and to other companies. DZS defines Adjusted Operating Expenses as GAAP operating expenses plus or minus (as applicable) (i) depreciation and amortization, (ii) stock-based compensation, and (iii) the impact of material transactions or events that we believe are not indicative of our core operating performance, such as acquisition costs, impairment of goodwill, intangibles, or long-lived assets or loss on debt extinguishment, restructuring and other charges, including termination related benefits, headquarters and facilities relocation, executive transition, and bad debt expense primarily related to a large customer in India, any of which may or may not be recurring in nature. We believe Adjusted Operating Expenses provides the investor more accurate information regarding our core operating expenses, which include research and development costs, selling, general and administrative costs, and amortization of intangible assets, excluding the impact of charges that are not routine components of our core operating expenses, for better comparability between periods and to other companies.

Q1 2022 Shareholder Report DZS defines Adjusted Operating Income (Loss) as GAAP Operating Income (Loss) plus or minus (as applicable) (i) depreciation and amortization, (ii) stock-based compensation, and (iii) the impact of material transactions or events that we believe are no indicative of our core operating performance, such as acquisition costs, impairment of goodwill, intangibles, or long-lived assets or loss on debt extinguishment, restructuring and other charges, including termination related benefits, headquarters and facilities relocation, executive transition, and bad debt expense primarily related to a large customer in India, any of which may or may not be recurring in nature. We believe Adjusted Operating Income (Loss) provides the investor more accurate information regarding our core operating Income (Loss), excluding the impact of charges that are not routine components of our core operating expenses, for better comparability between periods and to other companies. DZS defines Non-GAAP Net Income (Loss) as GAAP Net Income plus or minus (as applicable) (i) depreciation and amortization, (ii) stock-based compensation, and (iii) the impact of material transactions or events that we believe are not indicative of our core operating performance, such as acquisition costs, impairment of goodwill, intangibles, or long-lived assets or loss on debt extinguishment, restructuring and other charges, including termination related benefits, headquarters and facilities relocation, executive transition, and bad debt expense primarily related to a large customer in India, any of which may or may not be recurring in nature. We believe Non-GAAP net income (loss) provides the investor more accurate information regarding our core income, excluding the impact of charges that are not routine components of our core product cost or core operating expenses, for better comparability between periods and to other companies. DZS defines EBITDA as Net Income (Loss) plus or minus (as applicable) (i) interest expense, net, (ii) income tax provision (benefit), and (iii) depreciation and amortization expense. DZS defines Adjusted EBITDA as EBITDA plus or minus (as applicable) (i) stock- based compensation expenses, and (ii) the impact of material transactions or events that we believe are not indicative of our core operating performance, such as acquisition costs, impairment of goodwill, intangibles, or long-lived assets, loss on debt extinguishment, restructuring and other charges, including termination related benefits, headquarters and facilities relocation, executive transition, and bad debt expense primarily related to a large customer in India, any of which may or may not be recurring in nature. DZS believes that EBITDA and Adjusted EBITDA are useful measures because they provide supplemental information to assist investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance, as well as in assessing the sustainable cash- generating ability of the business. In addition, DZS believes these measures are of importance to investors and lenders in assessing the Company’s overall capital structure and its ability to borrow additional funds. A reconciliation of EBITDA and Adjusted EBITDA to each of their respective GAAP counterparts for the three-months ended March 31, 2022, December 31, 2021, and March 31, 2021 is included at the end of the Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss) below. Reconciliations of the other Non-GAAP measures included herein to their GAAP counterparts are provided in the section below entitled “Unaudited Reconciliation of GAAP to Non-GAAP Results” and “Unaudited Reconciliation of GAAP to Non-GAAP Guidance”.

DZS INC. AND SUBSIDIARIES Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss) ($ in thousands, except per share data)     For the Quarters Ended   March 31, 2022   December 31, 2021   March 31, 2021 Net revenue $ 77,040 $ 98,063 $ 81,031 Cost of revenue   50,215   65,167   52,936 Gross profit 26,825 32,896 28,095 Operating expenses:             Research and product development 11,844 12,264 11,119 Selling, marketing, general and administrative 17,742   20,622   31,824 Restructuring and other charges 436 212 6,252 Impairment of long-lived assets   -   -   1,735 Amortization of intangible assets   294   294   262 Total operating expenses   30,316   33,392   51,192 Operating income (loss) (3,491) (496) (23,097) Interest income   37   26   42 Interest expense   (127)   (19)   (249) Other income (expense), net   (800)   (613)   972 Income (loss) before income taxes (4,381)   (1,102)   (22,332) Income tax (benefit) provision   (1,333)   1,181   893 Net income (loss)   $ (3,048)   $ (2,283)   $ (23,225)               Earnings (loss) per share             Basic   $ (0.11)   $ (0.08)   $ (0.92) Diluted   $ (0.11)   $ (0.08)   $ (0.92) Weighted average shares outstanding:             Basic   27,530   27,313   25,252 Diluted   27,530   27,313   25,252               Reconciliation of net income (loss) to Adjusted EBITDA:         Net income (loss)   $ (3,048)   $ (2,283)   $ (23,225) Interest expense, net   90   (7)   207 Income tax (benefit) provision   (1,333)   1,181   893 Depreciation and amortization   1,081   996   1,265 EBITDA   $ (3,210)   $ (113)   $ (20,860) Stock-based compensation   2,671   2,540   1,352 Acquisition costs   51   (14)   643 Headquarters and facilities relocation   -   102   1,920 Executive transition   247   -   71 Bad debt expense, net of recoveries   (1,227)   (249)   14,206 Restructuring and other charges   436   212   6,252 Adjusted EBITDA   $ (1,032)   $ 2,478   $ 3,584

DZS INC. AND SUBSIDIARIES Unaudited Condensed Consolidated Balance Sheets ($ in thousands)     March 31,   December 31, Assets   2022 2021 Current assets         Cash, cash equivalents and restricted cash   $ 40,503 $ 53,474 Accounts receivable, net   82,607   86,114 Other receivables   9,898 10,621 Inventories   66,459   56,893 Contract assets   902 2,184 Prepaid expenses and other current assets   13,039   5,690 Total current assets   213,408 214,976 Property, plant and equipment, net   10,277   9,842 Right-of-use assets from operating leases   11,751 12,640 Goodwill   6,145   6,145 Intangible assets, net   4,820 5,115 Other assets   9,904   8,950 Total assets   $ 256,305   $ 257,668 Liabilities and Stockholders' Equity         Current liabilities     Accounts payable   $ 63,774   $ 64,258 Contract liabilities   7,103 6,091 Operating lease liabilities   3,927   4,097 Accrued and other liabilities   16,832   16,032 Total current liabilities   91,636   90,478 Long-term debt   - - Contract liabilities   2,881   3,044 Operating lease liabilities   11,029   12,103 Pension liabilities   16,106   16,527 Other long-term liabilities   3,704   3,609 Total liabilities   125,356   125,761 Stockholders’ equity       Common stock   27   27 Additional paid-in capital   226,163   223,336 Accumulated other comprehensive loss   (4,793)   (4,457) Accumulated deficit   (90,448)   (86,999) Total stockholders’ equity   130,949   131,907 Total liabilities and stockholders’ equity   $ 256,305   $ 257,668

DZS INC. AND SUBSIDIARIES
Unaudited Reconciliation of GAAP to Non-GAAP Results
($ in thousands, except per share data)

The reconciliation of EBITDA and Adjusted EBITDA to net income is included above in the Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss). Set forth below are reconciliations of Non-GAAP Cost of Revenue, Non-GAAP Gross Profit, Non-GAAP Operating Expenses, Non-GAAP Operating Income (Loss), Non-GAAP Net Income (Loss), and Non-GAAP Net Income (Loss) per Diluted Share to GAAP Cost of Revenue, Gross Profit, Operating Expenses, Operating Income (Loss), Net Income (Loss), and Net Income (Loss) per Diluted Share, respectively, which the Company considers to be the most directly comparable U.S. GAAP financial measures.

	Three Months Ended March 31, 2022						
	Cost of Revenue	Gross Profit	Gross Margin Percentage	Operating Expenses	Operating Income (Loss)	Net Income (Loss)	Net Income (Loss) per Diluted Share
GAAP amount	$ 50,215	$ 26,825	34.8%	$ 30,316	$ (3,491)	$ (3,048)	$ (0.11)
Adjustments to GAAP amounts:							
Depreciation and amortization	(146)	146	0.2%	(935)	1,081	1,081	0.04
Stock-based compensation	(130)	130	0.2%	(2,541)	2,671	2,671	0.09
Headquarters and facilities relocation				-	-	-	-
Acquisition costs				(51)	51	51	-
Restructuring and other charges				(436)	436	436	0.02
Executive transition				(247)	247	247	0.01
Bad debt expense, net of recoveries				1,227	(1,227)	(1,227)	(0.04)
Adjusted (Non-GAAP) amount	$ 49,939	$ 27,101	35.2%	$ 27,333	$ (232)	$ 211	$ 0.01

	Three Months Ended December 31, 2021						
	Cost of Revenue	Gross Profit	Gross Margin Percentage	Operating Expenses	Operating Income (Loss)	Net Income (Loss)	Net Income (Loss) per Diluted Share
GAAP amount	$ 65,167	$ 32,896	33.5%	$ 33,392	$ (496)	$ (2,283)	$ (0.08)
Adjustments to GAAP amounts:							
Depreciation and amortization	(60)	60	0.1%	(936)	996	996	0.04
Stock-based compensation	(33)	33	0.0%	(2,507)	2,540	2,540	0.09
Headquarters and facilities relocation				(82)	82	102	-
Acquisition costs				14	(14)	(14)	-
Restructuring and other charges				(212)	212	212	0.01
Executive transition				-	-	-	-
Bad debt expense, net of recoveries				249	(249)	(249)	(0.01)
Adjusted (Non-GAAP) amount	$ 65,074	$ 32,989	33.6%	$ 29,918	$ 3,071	$ 1,304	$ 0.05

	Three Months Ended March 31, 2021						
	Cost of Revenue	Gross Profit	Gross Margin Percentage	Operating Expenses	Operating Income (Loss)	Net Income (Loss)	Net Income (Loss) per Diluted Share
GAAP amount	$ 52,936	$ 28,095	34.7%	$ 51,192	$ (23,097)	$ (23,225)	$ (0.92)
Adjustments to GAAP amounts:							
Depreciation and amortization	(209)	209	0.3%	(1,056)	1,265	1,265	0.05
Stock-based compensation	(42)	42	0.0%	(1,310)	1,352	1,352	0.05
Headquarters and facilities relocation				(1,920)	1,920	1,920	0.08
Acquisition costs				(643)	643	643	0.03
Restructuring and other charges				(6,252)	6,252	6,252	0.25
Executive transition				(71)	71	71	-
Bad debt expense, net of recoveries				(14,206)	14,206	14,206	0.56
Adjusted (Non-GAAP) amount	$ 52,685	$ 28,346	35.0%	$ 25,734	$ 2,612	$ 2,484	$ 0.10

DZS INC. AND SUBSIDIARIES Unaudited Reconciliation of GAAP to Non-GAAP Guidance ($ in millions) The reconciliation of Adjusted EBITDA, Adjusted Gross margin and Adjusted Operating expenses to Net income (loss), Gross margin and Operating expenses, respectively, which the Company considers to be the most directly comparable U.S. GAAP measures.   Q2 2022   Full Year 2022 Low High Low High Reconciliation of Net Income (Loss) to Adjusted EBITDA:               Net income (loss) $ (5.5) $ (0.0) $ (1.5) $ 10.5 Interest expense, net 0.0   0.0   0.1   0.1 Income tax (benefit) provision 0.8 0.8 2.1 3.7 Depreciation and amortization 1.3   1.5   4.8   5.1 EBITDA (3.4) 2.3 5.5 19.4 Stock-based compensation 2.5   2.7   11.5   11.6 Adjusted EBITDA $ (0.9) $ 5.0 $ 17.0 $ 31.0                                 Reconciliation of Gross Margin to Adjusted Gross Margin:               GAAP Gross margin 32.7%   34.7%   32.6%   34.5% COGS Depreciation and amortization 0.3%   0.3%   1.4%   1.5% Adjusted Gross Margin 33.0%   35.0%   34.0%   36.0%                                 Reconciliation of Operating Expenses to Adjusted Operating Expenses:               Operating expenses $ 32.7   $ 34.2   $ 127.8   $ 133.2 Depreciation and amortization 1.2   1.5   4.5   4.8 Stock-based compensation 2.5 2.7 11.3 11.4 Adjusted Operating Expenses $ 29.0   $ 30.0   $ 112.0   $ 117.0